UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code 520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement and Joint Venture

On November 17, 2011, our company and our subsidiary, Big Chunk Corp., entered into a letter agreement with Northern Dynasty Minerals Ltd. (“Northern Dynasty”), whereby we agreed to amend the terms of the Loan and Mining Claims Sale Agreement (the “Agreement”) dated June 29, 2010, as amended July 15, 2010 (“Amendment No. 1:) and September 8, 2011 (“Amendment No. 2”). Due to the delay in concluding the earn-in option and joint venture agreement (the “Joint Venture Agreement”), the parties agree that:

1.

Northern Dynasty will, on or before November 30, 2011, pay to the Alaska Department of Natural Resources the annual rental relating to the Joint Venture Claims in the amount of $166,740 plus any required filing fees (the “2011 Rental”). The 2011 Rental shall constitute a loan from Northern Dynasty to our company and will be fully secured, repayable and convertible;

2.

The 2011 Rental will be deemed with effect from the date of payment thereof by Northern Dynasty, to constitute a further loan of funds by Northern Dynasty to our company and will become part of the advanced amount and will be fully secured, repayable and convertible as contemplated by the Agreement;

3.

We will execute and deliver to Northern Dynasty a secured convertible promissory note in respect of the 2011 Rental which note will be effective from the date of payment of the 2011 Rental by Northern Dynasty;

4.

For greater certainty, the Joint Venture Agreement was not concluded within the 60 day period specified in Section 3 of Amendment No. 2 and, as a result, the 2010 Costs and 2011 Costs were deemed with effect from September 1, 2011 to constitute further loans of funds by Northern Dynasty to our company pursuant to the terms specified in Amendment No. 2; and

5.

Notwithstanding that the 2010 Costs, 2011 Costs and 2011 Rental have been deemed to constitute part of the loan, the $1,000,000 expenditure requirement in Section 3(d) of the Agreement will be deemed to be reduced by the aggregate of the 2010 Costs, 2011 Costs, 2011 Rental and interest on all such amounts. For greater certainty, as of the date of payment of the 2011 Rental, the $1,000,000 requirement in Section 3(d) of the Agreement will have been reduced by the amount of $712,756 plus filing fees payable in 2011 and interest thereon.

Promissory Note

On November 22, 2011, our company and our subsidiary, Big Chunk Corp., executed a secured convertible promissory note (the “Note”) in favor of Northern Dynasty Minerals Ltd. in the amount of US$546,016. The Note bears interest at the rate of 10% per annum, compounded monthly from September 1, 2011. The Note is secured by a security interest pursuant to a General Security Agreement dated July 15, 2010 between our company and Northern Dynasty.

Provided a minimum of $1,000,000 has been expended by Northern Dynasty on earn in expenses, the Note will be convertible until repaid or deemed repaid, into common shares of our company at the 5 day volume weighted average trading price immediately prior to Northern Dynasty giving a notice of conversion less the maximum allowable discount applicable as if our company’s shares were listed on the TSX Venture Exchange.

The Note may be pre-paid by our company without penalty at any time on 10 days prior notice during which time Northern Dynasty’s conversion rights are unaffected.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Letter Agreement dated November 14, 2011 with Northern Dynasty.
10.2	Secured Convertible Note dated September 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By: /s/ James Briscoe
James Briscoe, Chief Executive Officer
and Director
Date: November 25, 2011